Exhibit 99.1

For additional information contact:
Richard S. DeRose (703) 293-7901
For release:
November 13, 2007

Information Analysis Inc. Reports Third Quarter Results

FAIRFAX, VIRGINIA – Information Analysis Inc. (IAIC:OTCBB) today reported results for its third fiscal quarter ended September 30, 2007. Revenues were $2,635,000, compared to $2,574,000 reported in the third quarter 2006. The information technology services company reported net income of $95,000, or $0.01 per share basic and diluted, compared to net income of $157,000 or $0.01 per share basic and diluted, in the third quarter 2006.

For the nine months ended September 30, 2007, IAI’s revenues were $7,797,000, compared to revenues of $7,457,000 for the same period in 2006. The Company reported net income of $207,000, or $0.02 per share basic and diluted, compared to net income of $396,000, or $0.04 per share basic and $0.03 per share diluted, reported for the comparable 2006 period.

“We have begun to increase our investment in sales and marketing efforts starting in the fourth quarter to improve our rate of growth and profitability,” said Sandor Rosenberg, Chairman and Chief Executive Officer of IAI. “We still have a number of bid opportunities outstanding for new business and additional add-on business to existing contracts, which are expected to materialize during future quarters.

“We continue to pursue merger and acquisition opportunities.”

About Information Analysis Incorporated

Information Analysis Incorporated (www.infoa.com), headquartered in Fairfax, Virginia, is an information technology services company. The Company is a web solution provider and software conversion specialist, modernizing legacy systems and extending their reach to the internet world.

Additional information for investors

This release may contain forward-looking statements regarding the Company’s business, customer prospects, or other factors that may affect future earnings or financial results. Such statements involve risks and uncertainties which could cause actual results to vary materially from those expressed in the forward-looking statements. Investors should read and understand the risk factors detailed in the Company’s 10-KSB for the fiscal year ended December 31, 2006 and in other filings with the Securities and Exchange Commission.

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Information Analysis Reports Third Quarter Results

November 13, 2007

Information Analysis Incorporated

Statements of Operations

	Three months ended September 30,
(in thousands, except per share data; unaudited)	2007	2006
Revenue:
Professional fees	$1,688	$2,180
Software sales	947	394

Total revenue	2,635	2,574
Cost of goods sold and services provided:
Cost of professional fees	1,272	1,626
Cost of software sales	749	183

Total cost of sales	2,021	1,809

Gross margin	614	765
Selling, general and administrative expense	527	610

Operating income	87	155
Other income (expense)	8	2

Income before income taxes	95	157
Provision for income taxes	—	—

Net income	$95	$157

Earnings per share:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01

Shares used in calculating earnings per share:
Basic	11,196,760	11,137,371
Diluted	11,414,922	11,478,082

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Information Analysis Reports Third Quarter Results

November 13, 2007

Information Analysis Incorporated

Statements of Operations

	Nine months ended September 30,
(in thousands, except per share data; unaudited)	2007	2006
Revenue:
Professional fees	$5,365	$6,675
Software sales	2,432	782

Total revenue	7,797	7,457
Cost of goods sold and services provided:
Cost of professional fees	4,093	5,080
Cost of software sales	1,931	478

Total cost of sales	6,024	5,558

Gross margin	1,773	1,899
Selling, general and administrative expense	1,586	1,508

Operating income	187	391
Other income, net	20	5

Income before income taxes	207	396
Provision for income taxes	—	—

Net income	$207	$396

Earnings per share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.03

Shares used in calculating earnings per share:
Basic	11,196,760	10,973,470
Diluted	11,408,401	11,436,461

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Information Analysis Reports Third Quarter Results

November 13, 2007

Information Analysis Incorporated

Balance Sheets

(in thousands)	As of September 30, 2007 (unaudited)	As of December 31, 2006 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,263	$808
Accounts receivable, net	1,759	1,758
Prepaid expenses	349	382
Note receivable	116	116
Other assets	7	4
Other receivables	6	6

Total current assets	3,500	3,074

Fixed assets, net	63	67
Other assets	6	9

Total assets	$3,569	$3,150

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$755	$644
Deferred revenues	482	513
Accrued payroll and related liabilities	294	265
Other accrued liabilities	99	53

Total liabilities	1,630	1,475

Common stock, par value $0.01, 30,000,000 shares authorized; 12,839,376 shares issued, 11,196,760 outstanding	128	128
Additional paid in capital	14,543	14,486
Accumulated deficit	(11,802)	(12,009)
Less treasury stock; 1,642,616 shares at cost	(930)	(930)

Total stockholders’ equity	1,939	1,675

Total liabilities and stockholders’ equity	$3,569	$3,150

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